Exhibit 10.1

FIFTH AMENDMENT
to the LowCal Agreements (as defined herein)

THIS FIFTH AMENDMENT TO THE LOWCAL AGREEMENTS (this “Fifth Amendment”), dated as of January 13, 2015, is by and among Eos Global Petro, Inc. (“Eos”), Eos Petro, Inc. (the “Company”), LowCal Industries, LLC (“LowCal”), Sail Property Management Group LLC (“Sail”) and LowCo [EOS/Petro], LLC (“LowCo, and collectively referred to with Eos, Company, LowCal and Sail as the “Parties”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the LowCal Agreements.

WHEREAS, the Parties have previously entered into the following agreements (collectively referred to herein as the “LowCal Agreements”):

a.	Second Amended and Restated Loan Agreement and Secured Promissory Note, dated November 6, 2013, between Eos and LowCal (the “First Note”);

b.	Amended and Restated Leasehold Mortgage, Assignment, Security Agreement and Fixture Filing, dated April 23, 2013, between Eos and LowCal (the “Mortgage”);

c.	Guaranty, dated February 8, 2013, made by Company in favor of LowCal;

d.	Lock-Up/Leak-Out Agreement, dated February 8, 2013, between Company and LowCal;

e.	Lock-Up/Leak-Out Agreement, dated November 6, 2013, between Company and LowCal;

f.	Series B Convertible Preferred Stock Purchase Agreement, dated February 8, 2013, between Company and LowCal;

g.	Series B Convertible Preferred Stock Purchase Agreement, dated April 23, 2013, between Company and LowCal;

h.	Common Stock Purchase Agreement, dated November 6, 2013, between Company and LowCal;

i.	Extension Agreement, dated November 6, 2013, between the Parties;

j.	Warrant to Purchase Common Stock of the Company, dated August 14, 2013, with LowCo as the holder (“Warrant”),

k.	Compliance/Oversight Agreement, dated February 8, 2013, between Eos and Sail (the “Oversight Agreement”);

l.	First Amendment to the LowCal Agreements, dated April 23, 2013, between the Parties;

m.	Second Amendment to the LowCal Agreements, dated November 6, 2013, between the Parties;

n.	Third Amendment to the LowCal Agreements, effective January 9, 2014, between the Parties; and

o.	Third Amendment to the LowCal Agreements, dated August 14, 2014, between the Parties (which the Parties acknowledge should have been titled the Fourth Amendment).

WHEREAS, LowCal and Affiliates have caused the following amounts, which aggregate $750,000.00, to be loaned to the Company on the following dates (collectively referred to herein as the “2014 Deposits”):

a.	October 10, 2014 - $150,000.00;

b.	November 11, 2014 - $200,000.00;

c.	December 12, 2014 - $325,000.00; and

d.	December 17, 2014 - $75,000.00.

WHEREAS, the parties desire to memorialize the terms upon which the 2014 Deposits will be repaid in a new note, amend certain terms of the First Note and terminate the Oversight Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties have agreed to the following terms:

1.
Amended and Restated First Note. Simultaneously with the execution of this Fifth Amendment, the First Note shall be amended and restated in its entirety in the form attached hereto as Exhibit A (the “Amended First Note). As is more fully set forth in the Amended First Note, the amendments include: (i) forgiving all accrued and unpaid interest on the First Note, as well as all interest which otherwise would have accrued on the First Note from the date first written above into the future; (ii) removing the “Exit Fee,” as defined in the First Note; and (iii) extending the maturity date to June 30, 2015.  Upon conversion, in whole or in part, of the Amended First Note pursuant to Section 4 thereof, the Company covenants and agrees to issue to LowCal shares of common stock of the Company, in accordance with the provisions of Section 4 of the Amended First Note.   Upon payment in full of the Amended First Note, the Company covenants and agrees to issue shares of common stock of the Company to LowCal, in accordance with the provisions of Section 5 of the Amended First Note.

2.
Issuance of New Second Note. Simultaneously with the execution of this Fifth Amendment, the Company shall execute and deliver to LowCal the unsecured promissory note in the amount of $3,250,000.00 attached hereto as Exhibit B (the “Second Note”). The Parties agree that the principal amount of the Second Note reflects and equals: (i) the cash portion of the “Exit Fee” removed from the First Note; (ii) all consulting fees and expenses which otherwise would have been payable to Sail pursuant to the Oversight Agreement, which is being terminated pursuant to Section 3 herein; (iii) all accrued but unpaid interest being removed and forgiven from the First Note as of the date first written above; (iv) the 2014 Deposits, and (v) the value of the release by LowCal and LowCo of substantial rights and claims under the First Note and the LowCal Agreements and security and sources of funding for the repayment of the First Note.

3.
Termination of Oversight Agreement. The Parties acknowledge and agree that the Oversight Agreement shall be terminated and be of no further force and effect effective as of the day first written above. Any and all consulting fees and expenses payable to Sail pursuant to the terms thereof shall have been satisfied by issuance of the Second Note.

4.
Acknowledgement of Good Standing. The Parties agree and acknowledge that any and all Events of Default (as defined in the LowCal Agreements) of the Company or Eos and any events of default of LowCal, LowCo or Sail which may have occurred under the LowCal Agreements on or prior to the date hereof are hereby waived, and the Parties further acknowledge that the LowCal Agreements, other than the Oversight Agreement terminated pursuant to Section 3 above, are in good standing and full force and effect as of the date hereof.

5.
Future Release of Mortgage; Amendment of Mortgage. Each of LowCo, LowCal and Sail covenants and agrees that, notwithstanding anything to the contrary in the Mortgage or other LowCal Agreements, upon repayment in full of the Second Note, they shall each forever release, cancel and terminate in all respects the Mortgage and any other Liens otherwise in effect as a result of the Mortgage or Amended First Note, and they shall each execute, file or cause to be filed any and all notices, consents and agreements to effectuate such release, cancellation and termination.  Within ten (10) days after the date of this Agreement Eos and the Company will cause an amendment to the Mortgage, in form and substance reasonably satisfactory to LowCal and LowCo, to be filed to reflect the current $5,000,000 principal balance of the Amended First Note, so that the public filing of the Mortgage reflects that such current principal balance is secured by such Mortgage and the liens created thereby.  Such amendment shall not relinquish any exiting priority of the Mortgage.  Any filing, recording or other fees or taxes payable in connection therewith shall be paid by Eos.

6.
Piggyback Registration Rights. The Company agrees that all shares of common stock of the Company issued or issuable to LowCal or LowCo pursuant to any of the LowCal Agreements, the Second Note or the Amended First Note shall have the piggyback registration rights set forth in the registration rights appendix attached hereto as Exhibit C, the terms of which are incorporated herein by this reference.

7.
Notice. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, or sent by a nationally recognized overnight delivery service, such as Federal Express, or mailed by certified or registered mail, return receipt requested, postage prepaid, to the following addresses:

If to the Company/Eos:
Eos Petro, Inc.
Attention: Nikolas Konstant
1999 Avenue of the Stars, Suite 2520
Los Angeles, CA 90067
Fax: (310) 277-0591

If to LowCal, LowCo or Sail:
LowCal Industries, LLC
6119 Greenville Ave
Suite 340
Dallas, TX 75206-1910
Fax: (323) 443-3868

Notices sent by mail shall be deemed received on the earlier to occur of actual delivery to the recipient, or the 3rd day after deposit in the mail.

8.	General Provisions.

a)
      General Interpretation.  The terms and conditions of this Fifth Amendment have been negotiated by the Parties and the language used in this Fifth Amendment shall be deemed to be the language chosen by the Parties hereto to express their mutual intent.  This Fifth Amendment shall be construed without regard to any presumption or rule requiring construction against the Party causing such instrument or any portion thereof to be drafted, or in favor of the Party receiving a particular benefit under the Fifth Amendment.  No rule of strict construction will be applied against any Party.

b)
     Signatures – Counterparts.  This Fifth Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Fifth Amendment shall not be effective until the execution and delivery among all of the Parties of at least one set of counterparts.  The Parties authorize each other to detach and combine original signature pages and consolidate them into a single identical original.  Any of such completely executed counterparts shall be sufficient proof of this Fifth Amendment.  Facsimile copies or PDF copies via e-mail of signature pages shall be effective and enforceable as originals.

c)
     Captions, Headings and Exhibits.  The captions and headings of this Fifth Amendment are for convenience only and have no force and effect in the interpretation or construction of this Fifth Amendment.  All exhibits attached hereto are by this reference incorporated herein as though fully set forth in this Fifth Amendment.

d)
     Severability.  If any term, provision, covenant or condition of this Fifth Amendment shall be or become illegal, null, void or against public policy, or shall be held by any court of competent jurisdiction to be illegal, null or void or against public policy, the remaining provisions of this Fifth Amendment shall remain in full force and effect and shall not be affected, impaired or invalidated thereby.  The term, provision, covenant or condition that is so invalidated, voided or held to be unenforceable shall be modified or changed by the Parties to the extent possible to carry out the intentions and directives set forth in this Fifth Amendment; provided, however, that this Fifth Amendment shall be void, in its entirety, if the consideration therefore fails, is rescinded, cancelled, or declared void or unenforceable for any reason.

e)
     Assignment of this Fifth Amendment.  No Party shall have the right to assign its rights or delegate any of its obligations or duties under this Fifth Amendment without the express written consent of all of the other Parties.

f)
     Successors and Assigns.  Except as restricted herein, this Fifth Amendment shall be binding on and shall inure to the benefit of the Parties and their respective legal representatives, successors and assigns.

g)
     Sophistication. The Parties by their acceptance of this Fifth Amendment hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions of this Fifth Amendment and are fully informed regarding said provisions.

h)
     Waiver.  The waiver of any breach of any provision hereunder by any Party shall not be deemed to be a waiver of any preceding or subsequent breach hereunder, nor shall any waiver constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the Party making the waiver.

i)
     Governing Law. This Fifth Amendment shall be governed by and construed and interpreted in accordance with the substantive laws of the State of California, without giving effect to any conflicts of law rule or principle that might require the application of the laws of another jurisdiction.  Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts of the State of California in any such action, suit or proceeding, and agrees that any such action, suit or proceeding shall be brought only in such courts with venue for all purposes to be proper only in the state and federal courts located in Los Angeles County, California (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of California other than for such purpose.

j)	Attorney’s Fees. Each of the Parties shall bear its own attorney’s fees and costs relating to the preparation of this Fifth Amendment and related documents.

k)
      No Third Party Rights. Nothing in this Fifth Amendment, whether express or implied, is intended to confer any rights or remedies under or by reason of this Fifth Amendment on any persons other than the Parties and their respective successors and assigns, nor is anything in this Fifth Amendment intended to relieve or discharge the obligations or liability of any third persons to any Party, nor shall any provision give any third persons any right of subrogation or action over or against any Party.

l)
     Entire Agreement and Amendment.  In conjunction with the matters considered herein, this Fifth Amendment, the First Amended Note and Second Note contain the entire understanding and agreement of the Parties and there have been no promises, representations, agreements, warranties or undertakings by any of the Parties, either oral or written, of any character or nature, hereafter binding except as set forth herein.  In the event of a conflict between this Fifth Amendment, the First Amended Note and Second Note, this Fifth Amendment shall govern. This Fifth Amendment may be altered, amended or modified only by an instrument in writing, executed by the Parties and by no other means.  Each Party waives its right to claim, contest or assert that this Agreement was modified, canceled, superseded or changed by any oral agreement, course of conduct, waiver or estoppel.

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IN WITNESS WHEREOF, the undersigned Parties hereby acknowledge that they have read, understand and consent to the modifications made to the LowCal Agreements by this Fifth Amendment.

EOS PETRO, INC. By: /s/ Nikolas Konstant Name: Nikolas Konstant Title: Chairman	LOWCAL INDUSTRIES, LLC By: /s/ Shlomo Lowy Name: Kinderlach Ltd Co Its: Managing Member

EOS GLOBAL PETRO, INC. By: /s/ Nikolas Konstant Name: Nikolas Konstant Title: Chairman	SAIL PROPERTY MANAGEMENT GROUP, LLC By: /s/ Shlomo Lowy Name: Sail Investments LLC Title: Managing Member LOWCO [EOS/PETRO], LLC By: /s/ Shlomo Lowy Name: LowCo LLC Its: Managing Member

Exhibit A

THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT.

EOS GLOBAL PETRO, INC.

AMENDED AND RESTATED

SECURED CONVERTIBLE PROMISSORY NOTE

Principal Amount:  $5,000,000.00
Note Purchase Price:  $4,980,000.00

Originally Issued:  February 8, 2013
Third Amendment and Restatement On:  January 13, 2015

FOR VALUE RECEIVED, EOS GLOBAL PETRO, INC., a Delaware corporation (the “Company”), hereby promises to pay to the order of LowCal Industries, LLC, a Wyoming liability company (“Holder”), or its registered assigns, the principal sum of Five Million Dollars ($5,000,000.00) (the “Aggregate Principal Amount”), with no interest (0%) per annum on all unpaid principal, subject to the provisions of this Note. All unpaid principal, together with any other amounts payable hereunder, shall be due and payable on the earliest to occur (the “Maturity Date”) of (i) June 30, 2015, (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by Holder or made automatically due and payable in accordance with the terms hereof, or (iii) such other date as may otherwise be provided for in accordance with the provisions of this Note. All references to Dollars herein are to lawful currency of the United States of America.

This Note amends, and restates in its entirety a $5,000,000.00 secured promissory note originally issued by the Company to Holder on February 8, 2013, as subsequently amended (the “Original Note”). The Original Note first become convertible into shares of common stock of the Company at a conversion price of $2.50 per share pursuant to an amendment to the Original Note dated January 9, 2014. This Note became effective on January 13, 2015 in connection with a “Fifth Amendment to the LowCal Agreements” dated as of the same date between the Holder, the Company and certain affiliates thereof.

The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

1.           Interest. This Note shall not accrue any interest.

2.           Prepayments. The Company may prepay the outstanding principal amount of this Note in whole, but not in part, at any time (the “Prepayment Date”). If the Company intends to prepay this Note, it shall provide ten (10) Business Days written notice of such intention to Holder. For purposes of this Note, “Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in Los Angeles, California are authorized or obligated by law or executive order to close.

3.           Security. The obligations due under this Note will be secured pursuant to the existing filed mortgage in favor of Holder on the Company’s oil and gas leases constituting the Works Property in Edwards County, Illinois that secures obligations of the Company under the Original Note.

4.           Option of Holder to Convert Principal.

(a)           The principal amount of the Note may be converted in whole or in part at any time at the election of Holder into restricted shares of common stock of Eos Petro, Inc., a Nevada corporation (“Parent”) at a conversion price of $2.50 per share (“Conversion Shares”); provided, however, that under no circumstances may Holder elect to effect a conversion if, after giving effect to such conversion, LowCal Industries, LLC and its Affiliates (as defined below) would beneficially own in excess of 9.99% of the outstanding shares of the Parent’s common stock immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of shares beneficially owned by the Holder and its Affiliates shall include the number of shares issuable upon the conversion with respect to which the determination of such sentence is being made, but shall exclude the number of shares which would be issuable upon (A) conversion of the remaining, un-converted portion of this Note beneficially owned by Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or non-converted portion of any other securities of the Parent (including, without limitation, any other notes or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 4, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder and the rules and regulations promulgated thereunder and the rules and regulations promulgated thereunder (the “Exchange Act”). To the extent that the limitation contained in this Section 4 applies, the determination of whether this Note is convertible (in relation to other securities owned by Holder) and of which a portion of this Note is convertible shall be in the sole discretion of Holder. To ensure compliance with this restriction, Holder will be deemed to represent to the Parent each time it elects to convert that such conversion has not violated the restrictions set forth in this Section 4, and the Parent shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act. For purposes of this Section 4, in determining the number of outstanding shares, Holder may rely on the number of outstanding shares as reflected in (x) the Parent’s most recent quarterly or annual report on Form 10-Q or Form 10-K or equivalent similar filing on such public disclosure service as the Parent may then be utilizing, as the case may be, (y) a more recent public announcement by the Parent including on the OTC Markets website, or (z) any other notice by the Parent or the Parent’s transfer agent approved by the Parent setting forth the number of shares outstanding. Upon the written or oral request of

Holder, the Parent shall within two (2) Business Days confirm orally and in writing to Holder the number of shares then outstanding on a fully diluted basis. The provisions of this Section 4 may be waived by the Holder, at the election of the Holder, upon not less than 61 days’ prior notice to the Parent, and the provisions of this Section 4 shall continue to apply until such 61st day (or such later date, as determined by Holder, as may be specified in such notice of waiver). The provisions of this Section 4 shall be implemented in a manner necessary to preserve the intended 9.99% beneficial ownership limitation herein contained and shall not be modified in a manner otherwise than in strict conformity with the terms of this Section 4 (or any portion hereof) which may be defective or inconsistent with the intended 9.99% beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such 9.99% limitation. The limitations contained in this Section 4 shall apply to a successor holder of this Note. For purposes of this Note, “Affiliate” means any person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

(b)           Upon delivery to the Parent of a notice of intent to convert, subject to compliance with Section 4(a), the Parent shall issue and deliver to Holder within ten (10) days after the date of such notice the number of shares of common stock of the Parent for the portion of the principal converted in accordance with the foregoing.

5.           Exit Stock and Exit Fee. On the date this Note has been paid in full, Holder shall be entitled to receive from the Parent 50,000 restricted shares of Parent’s common stock (the “Exit Stock”).  The Exit Fee previously set forth in the Original Note has been intentionally cancelled and is no longer issuable pursuant to the terms of this Note.

6.           Representations and Warranties of the Company.

(a)           Organization and Standing.  The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws.  The Company is qualified to do business as a foreign corporation in every jurisdiction in which the failure to so qualify would have a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), results of operation or prospects of the Company.  The Company has the requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted.

(b)           Corporate Power.  The Company has all requisite legal and corporate power and authority to enter into this Note and all other documents contemplated hereby, to sell this Note and to carry out and perform its other obligations under the terms of this Note and all other documents contemplated hereby.

(c)           Authorization.  All corporate action on the part of the Company, and its directors, officers and shareholders necessary for the authorization, execution, delivery and performance of all obligations of the Company under this Note and all other documents contemplated hereby and for the authorization, issuance and delivery by the Company of this Note has been taken.  This Note and all other documents contemplated hereby have been duly executed and delivered by the Company and constitute the valid and binding obligations of the

Company and are enforceable against the Company in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights generally, and except that the availability of the remedy of specific performance or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(d)           Compliance with Other Instruments.  The execution, delivery and performance of an compliance with this Note and all other documents contemplated hereby will not result in any such violation or be in conflict with or constitute a default under any of the terms or provisions of any mortgage, indenture, contract, agreement or instrument to which the Company is a party or by which it or its assets are bound, or result in the creation of any mortgages, pledges, liens, leases, encumbrances or charges upon any of the properties or assets of the Company pursuant to any such term or provision.

(e)           Consents.  No consent, order, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or any person is required to be made or obtained by the Company in connection with the execution and delivery or the consummation of this Note and all other documents contemplated hereby.

7.           Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a)           Failure to Pay. The Company shall fail to pay (i) he principal on the due date hereunder and such payment shall not have been made within five (5) Business Days of Company’s receipt of Holder’s written notice to the Company of such failure to pay or (ii) any other payment required under the terms of this Note on the date due and such payment shall not have been made within five (5) Business Days of the Company’s receipt of Holder’s written notice to Company of such failure to pay;

(b)           Breaches. The Company shall fail to observe or perform any other material covenant, representation, or warranty, obligation, condition or agreement contained in this Note or any other LowCal Agreement and such failure shall continue uncured for thirty (30) days after written notice to Company of such failure;

(c)           Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of it or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

(d)           Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.

8.           Rights of Holder upon Default. Upon the occurrence or existence of any Event of Default, and at any time thereafter during the continuance of such Event of Default, Holder may by written notice to the Company, declare all outstanding obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right power or remedy granted to it by this Note or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

9.           Transfer of this Note. With respect to any offer, sale or other disposition of this Note, Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Holder’s counsel (if requested by the Company), or other evidence reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify Holder that Holder may sell or otherwise dispose of this Note in accordance with the terms of the notice delivered to Company. If a determination has been made pursuant to this Section 9 that the opinion of counsel for Holder, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify Holder promptly after such determination has been made. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

10.           Assignment by the Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Holder.

11.           Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holder.

12.           Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, or sent by a nationally recognized overnight delivery service, such as Federal Express, or mailed by certified or registered mail, return receipt requested, postage prepaid, to the following addresses:

If to the Company:

Eos Petro, Inc.
Attention: Nikolas Konstant
1999 Avenue of the Stars, Suite 2520
Los Angeles, CA 90067
Fax: (310) 277-0591

If to Holder:

LowCal Industries, LLC
6119 Greenville Ave.
Suite 340
Dallas, TX 75206-1910
Fax: (323) 443-3868

Notices sent by mail shall be deemed received on the earlier to occur of actual delivery to the recipient, or the 3rd day after deposit in the mail.

13.           Payment. Payment shall be made in lawful tender of the United States.

14.           Expenses; Waivers. If action is instituted to collect this Note, the Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred in connection with such action.

15.           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof.

16.           Trial by Jury. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

17.           Attorneys’ Fees. If either party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

18.           Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

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IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

EOS GLOBAL PETRO INC., a Delaware corporation

By:	/s/ Nikolas Konstant
Name:	Nikolas Konstant
Title:	Chairman

Exhibit B

EOS PETRO, INC.
UNSECURED PROMISSORY NOTE

U.S. $3,250,000.00	January 13, 2015

FOR VALUE RECEIVED, the undersigned, Eos Petro, Inc., a Nevada corporation (the “Issuer”), hereby promises to pay to the order of LowCal Industries, LLC, a Wyoming limited liability company or its permitted assigns (the “Payee”), at such place as the Payee shall direct in writing, the principal sum of Three Million Two Hundred Fifty Thousand Dollars ($3,250,000.00), with simple interest accruing at an annual rate at 10.00% on the unpaid balance.  All references to Dollars herein are to lawful currency of the United States of America.

All unpaid principal of this Note and accrued interest shall be due and payable on June 30, 2015. This Note may be prepaid at any time in whole or in part without penalty.  Notwithstanding the foregoing, Issuer hereby covenants, acknowledges and agrees that this Note carries the following prepayment obligation on the part of the Issuer: all unpaid principal and accrued interest on this Note shall be prepaid in full by the Issuer upon the earlier to occur of: (i) the Issuer closing a transaction to acquire the capital stock or all or substantially all of the assets of “Target A” or “Target B” (the identities of such targets have been made known to Payee prior to the date hereof); or (ii) the Issuer closing an offering of capital stock or other equity financing for a minimum of Twenty Million Dollars ($20,000,000.00).

In any action at law or in equity to enforce or construe any provisions or rights under this Note, the unsuccessful party or parties to such litigation, as determined by a court pursuant to a final offer, judgment or decree, shall pay to the successful party or parties all costs, expenses and reasonable attorneys' fees incurred by such successful party.

This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law provisions of the State of Nevada, or of any other state.

Eos Petro, Inc.,
a Nevada corporation

By: /s/ Nikolas Konstant
       Nicholas Konstant
       Its: Chairman of the Board

Exhibit C

Piggyback Registration Rights Appendix

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Fifth Amendment.

a)           Definitions. For the purposes of this appendix:

 (i) the term “Selling Shareholder” shall mean the Holder, its executive officers and directors and each person, if any, who controls the Holder within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Securities Act”), or Section 20 of the Exchange Act of 1934, as amended (the “Exchange Act”);

(ii) the term “Registration Statement” shall include any final prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement (or deemed to be a part thereof) referred to in this appendix;

(iii) the term “untrue statement” shall mean any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iv) the term “Company Subsidiaries” shall mean all subsidiaries of the Company, whether or not wholly or partially owned;

(v) the term “Holder” shall mean LowCal and LowCo; and

(vi) the term “Shares” shall mean all shares of common stock of the Company issued or issuable pursuant to any of the LowCal Agreements, the Second Note or the Amended First Note.

b)
Registration Requirements. If, at any time, the Company files a Registration Statement after the execution of the Fifth Amendment in which the Company proposes to register any of its securities under the Securities Act (other than pursuant to Form S-4, Form S-8 or any successor form of limited purpose), the Company will give notice at least 20 days prior to the filing of each such Registration Statement to the Holder of its intention to effect such a registration and will include in such registration all Shares with respect to which the Company has received requests for inclusion therein within 10 days after receipt of the Company’s notice.  In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required to include any of the Holder’s Shares in such underwriting unless the Holder accepts the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company.  If the total number of Shares requested by the Holder to be included in such offering exceeds the amount of securities to be sold other than by the Company that the underwriters determine in their reasonable discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including the Shares, which the underwriters and the Company determine in their sole discretion will not jeopardize the success of the offering.

c)           Company Efforts. The Company shall use reasonable best efforts to:

(i) furnish to the Holder with respect to the Shares registered under the Registration Statement such number of copies of the Registration Statement and the prospectus (including supplemental prospectuses) filed with the Securities and Exchange Commission (“SEC”) in conformance with the requirements of the Securities Act and such other such documents as the Holder may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Holder;

(ii) make any necessary blue sky fillings to permit the Shares to be sold in any state requested by the Holder;

(iii) pay the expenses incurred by the Company and the Holder in complying with this appendix, including, all registration and filing fees, FINRA fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Holder, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (and including reasonable attorneys’ fees of one counsel to the Holder, but excluding any and all underwriting discounts and selling commissions applicable to the sale of Shares by the Holder);

(iv) advise the Holder, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation of any proceeding for that purpose;

(v) promptly use its commercially reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and

(vi) with a view to making available to the Holder the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Holder to sell Shares to the public without registration, (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as all of the Shares qualify to be resold pursuant to Rule 144 within any 90 day period without restriction or any other rule of similar effect or (B) such date as all of the

Shares shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and under the Exchange Act; and (iii) furnish to the Holder upon request, as long as the Holder owns any Shares, (A) a written statement by the Company as to whether it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail the Holder of any rule or regulation of the SEC that permits the selling of any such Shares without registration.

d)
Underwriting Status. The Company understands that the Holder disclaims being an underwriter, but acknowledges that a determination by the SEC that the Holder is deemed an underwriter shall not relieve the Company of any obligations it has pursuant to this appendix.

e)           Registration Indemnification. For the purposes of this appendix:

(i) The Company agrees to indemnify and hold harmless each Selling Shareholder from and against any losses, claims, damages or liabilities to which such Selling Shareholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement contained in the Registration Statement, (ii) any inaccuracy in the representations and warranties of the Company contained in this appendix or the failure of the Company to perform its obligations hereunder or (iii) any failure by the Company to fulfill any undertaking included in the Registration Statement, and the Company will reimburse such Selling Shareholder for any reasonable legal expense or other actual accountable out-of-pocket expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Shareholder specifically for use in preparation of the Registration Statement or the failure of such Selling Shareholder to comply with its covenants and agreements contained herein or any statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to the Selling Shareholder prior to the pertinent sale or sales by the Selling Shareholder.

(ii) The Holder agrees to indemnify and hold harmless the Company and Company Subsidiaries (and each person, if any, who controls the Company or Company Subsidiaries within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration

Statement and each director of the Company and Company Subsidiaries) from and against any losses, claims, damages or liabilities to which the Company or Company Subsidiaries (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any inaccuracy in the representations and warranties of the Holder contained in this appendix or the failure of the Holder to perform its obligations hereunder or (ii) any untrue statement contained in the Registration Statement if, and only if, such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Holder specifically for use (and identified as such) in preparation of the Registration Statement, and Holder will reimburse the Company or Company Subsidiary (or such officer, director or controlling person, as the case may be), for any reasonable legal expense or other reasonable actual accountable out-of-pocket expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim.  The obligation to indemnify shall be limited to the net amount of the proceeds received by the Selling Shareholder from the sale of the Shares pursuant to the Registration Statement.

(iii) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this appendix, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this appendix (except to the extent that such omission materially and adversely affects the indemnifying party’s ability to defend such action) or from any liability otherwise than under this appendix.  Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person.  After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof (unless it has failed to assume the defense thereof and appoint counsel reasonably satisfactory to the indemnified party), such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the reasonable opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel (who shall not be the same as the opining counsel) at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties.  In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided, however, that such consent shall not be unreasonably withheld.  No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could reasonably have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

(iv) If the indemnification provided for in this appendix is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company and Company Subsidiaries, on the one hand, and the Holder, on the other, in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company and Company Subsidiaries, on the one hand, or Holder, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement.  The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this subsection were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection, the Holder shall not be required to contribute any amount in excess of the amount by which the net amount received by the Holder from the sale of the Shares to which such loss relates exceeds the amount of any damages which the Holder has otherwise been required to pay to the Company or

Company Subsidiaries by reason of such untrue statement.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

f)
Allocation. Each of the Company and Holder acknowledges that the provisions of this appendix fairly allocate the risks in light of the ability of the parties to investigate the Company and Company Subsidiaries and their business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act.

g)
Additional Information. The Company may request the Holder to furnish the Company with such information with respect to the Holder and the Holder’s proposed distribution of any Shares pursuant to the Company’s Registration Statement, as applicable, as the Company may from time to time reasonably request in writing or as shall be required by law or by the SEC in connection therewith, and the Holder agrees to furnish the Company with such information as a condition to the inclusion of any of the Holder’s Shares in such Registration Statement.

h)
Survival. The obligations under this appendix shall survive completion of any offering of Shares in any Registration Statement for a period of two years from the effective date of such Registration Statement.